Exhibit 4.1

[FACE OF SERIES A PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES.  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number 1	Initial Number of Series A
Preferred Shares 5,750,000

CUSIP G6359F 129
 ISIN BMG6359F1297

NABORS INDUSTRIES LTD.,
an exempted company limited by shares incorporated
under the laws of Bermuda

Series A Preferred Shares
(par value US$0.001 per share)
(liquidation preference as specified below)

NABORS INDUSTRIES LTD., an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), hereby certifies that COMPUTERSHARE TRUST COMPANY, N.A. (the “Holder”), is the registered owner of the number shown on Schedule I hereto of fully paid and non-assessable shares of the Company’s designated Series A Preferred Shares, with a par value of US$0.001 per share and a liquidation preference of US$50 per share (the “Series A Preferred Shares”).  The Series A Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Shares represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations, dated May 14, 2018, as the same may be amended from time to time (the “Certificate of Designations”).  Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations.

The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Shares set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.  In the case of any conflict between this certificate and the Certificate of Designations, the provisions of the Certificate of Designations shall control and govern.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these Series A Preferred Shares shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by an Officer of the Company this 14th of May, 2018.

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
	Name:	Mark D. Andrews
	Title:	Corporate Secretary

REGISTRAR’S COUNTERSIGNATURE

These are Series A Preferred Shares referred to in the within-mentioned Certificate of Designations.  Dated: May 14, 2018

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By:	/s/ Adela Forsyth
	Name:	Adela Forsyth
	Title:	Assistant Vice President

[REVERSE OF CERTIFICATE FOR SERIES A PREFERRED SHARES]

Cumulative dividends on each Series A Preferred Share shall be payable at the applicable rate provided in the Certificate of Designations.  The Series A Preferred Shares shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Company shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of shares and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION
(To be Executed by the Holder
in order to Optionally Convert the Series A Preferred Shares)

The undersigned hereby irrevocably elects to convert (the “Conversion”) [  ] 6.00% Mandatory Convertible Preferred Shares, Series A (the “Series A Preferred Shares”), of Nabors Industries Ltd.  (hereinafter called the “Company”), represented by share certificate No(s).  [  ] (the “Series A Preferred Share Certificates”), into common shares, par value US$0.001 per share, of the Company (the “Common Shares”) according to the conditions of the Certificate of Designations establishing the terms of the Series A Preferred Share (the “Certificate of Designations”), as of the date written below.  If Common Shares are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any.  Each Series A Preferred Share Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Number of Series A Preferred Shares to be Converted:

Common Shares to be Issued:*

Signature:

Name:

Address:**

Fax No.:

* The Company is not required to issue Common Shares until the original Series A Preferred Share Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or the Conversion Agent.

** Address where Common Shares and any other payments or certificates shall be sent by the Company.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series A Preferred Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the Series A Preferred Shares evidenced hereby on the books of the Transfer Agent.  The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I

Nabors Industries Ltd.

Global Preferred Share
6.00% Mandatory Convertible Preferred Shares, Series A

Certificate Number: 1

The number of Series A Preferred Shares initially represented by this Global Preferred Share shall be 5,750,000.  Thereafter the Transfer Agent and Registrar shall note changes in the number of Series A Preferred Shares evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar